Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-              ) of our reports dated March 27, 2008 relating to the consolidated financial statements of Information Services Group, Inc. and Technology Partners International, Inc. and Subsidiaries, which appear in Information Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 27, 2008